EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of AnnTaylor Stores Corporation and management’s report on the effectiveness of internal control over financial reporting dated March 13, 2006, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended January 28, 2006.

/S/ DELOITTE & TOUCHE LLP

New York, NY

October 24, 2006